Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Penn Virginia Corporation (the "Company") on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I, Frank A. Pici, Executive Vice-President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 7, 2003	/s/ Frank A. Pici

Frank A. Pici Executive Vice President and Chief Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report.  A signed original of this written statement required by Section 906 has been provided to Penn Virginia Corporation and will be retained by Penn Virginia Corporation and furnished to the Securities and Exchange Commission or its staff upon request.